                                 AMENDMENT NO. 1
                                       TO
                  REGISTRATION AND PREEMPTIVE RIGHTS AGREEMENT

     Amendment No. 1, dated as of October 3, 1996, to Registration and Preemptive Rights Agreement (the "Agreement"), dated October 31, 1989, by and among Video Broadcasting Corporation (the "Company"), New York State Business Venture Partnership, American Research & Development II, L.P. and the various parties who executed the signature page of the Agreement.

     WHEREAS, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to amend certain terms and provisions of the Agreement.

     NOW, THEREFORE, the parties hereto mutually agree as follows:

     Section 1. Capitalized terms utilized herein and not defined herein shall have the respective meanings ascribed to them in the Agreement.

     Section 2. Section 1(i) of the Agreement is hereby amended by deleting the phrase "120 days" from the last line on page 29 of the Agreement and inserting in lieu thereof the following:

          "180 days, or such longer period as the underwriter of the public offering and the Company may agree, but in no event more than 270 days"

     Section 3. Section 2(a)(v) of the Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

          "(v) as consideration, regardless of whether the issuance, sale or exchange of the Company's Equity Securities is partial or sole consideration, for the acquisition (whether by merger, consolidation or otherwise) by the Company of all or substantially all of the capital stock or assets of any other person;"

     Section 4. In all other respects the Agreement remains unchanged and in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date set forth above.

                                       MEDIALINK WORLDWIDE
                                         INCORPORATED

                                       By: /s/ J. Graeme McWhirter
                                           -----------------------------------

                                       NEW YORK STATE BUSINESS
                                         VENTURE PARTNERSHIP

                                       By: Rothschild Inc., under P/O/A
                                           -----------------------------------
                                           dated July 16, 1996

                                       By: /s/ John D. Miller
                                           -----------------------------------
                                           John D. Miller, Managing Partner

                                       AMERICAN RESEARCH &
                                         DEVELOPMENT II, L.P.

                                       By: ARD Master, L.P.
                                       By: ARD Partners USA, L.P.

                                       By: /s/ Harold Finelt
                                           -----------------------------------
                                           Harold Finelt, General Partner

                                       CHARLOTTE KIMELMAN
                                         CHARITABLE REMAINDER TRUST

                                       By: /s/ Charlotte Kimelman
                                           -----------------------------------
                                           Charlotte Kimelman

                                       CHARLOTTE REALTY CORPORATION

                                       By: /s/ Henry L. Kimelman
                                           -----------------------------------
                                           Henry L. Kimelman

                                       HENRY L. KIMELMAN CHARITABLE
                                         REMAINDER TRUST

                                       By: /s/ Henry L. Kimelman
                                           -----------------------------------
                                           Henry L. Kimelman

                                       HENRY L. KIMELMAN FAMILY FOUNDATION

                                       By: /s/ Henry L. Kimelman
                                           -----------------------------------
                                           Henry L. Kimelman

                                       HENRY L. KIMELMAN TRUST

                                       By: /s/ Henry L. Kimelman
                                           -----------------------------------
                                           Henry L. Kimelman

                                       /s/ Jeffrey B. Stone
                                       ---------------------------------------
                                       Jeffrey B. Stone

                                       /s/ Michael Jay Katz
                                       ---------------------------------------
                                       Michael Jay Katz

                                       /s/ Steven Schaefer
                                       ---------------------------------------
                                       Steven Schaefer

                                       /s/ Karol Schaefer
                                       ---------------------------------------
                                       Karol Schaefer

                                       /s/ Marian D. Addabbo
                                       ---------------------------------------
                                       Marian D. Addabbo


                                       /s/ J. Graeme McWhirter
                                       ---------------------------------------
                                       J. Graeme McWhirter

                                       /s/ Laurence Moskowitz
                                       ---------------------------------------
                                       Laurence Moskowitz

                                       /s/ Theodore Wm. Tashlik
                                       ---------------------------------------
                                       Theodore Wm. Tashlik

                                       /s/ Gerald P. Rodeen
                                       ---------------------------------------
                                       Gerald P. Rodeen

                                       /s/ Claire Moskowitz
                                       ---------------------------------------
                                       Claire Moskowitz

                                       /s/ Paul Nemiroff
                                       ---------------------------------------
                                       Paul Nemiroff

                                       /s/ Sanford Jablon
                                       ---------------------------------------
                                       Sanford Jablon

                                       /s/ Lucille Jablon
                                       ---------------------------------------
                                       Lucille Jablon